Exhibit 4.1.2.1

                               MEDIUM-TERM NOTES
                                BOND RESOLUTION
                                      OF
                           UNION CARBIDE CORPORATION

            The actions described below are taken by the undersigned this January 22, 1997 pursuant to the resolutions of the Board of Directors of Union Carbide Corporation (the "Company") adopted on December 3, 1996, and
Section 2.01 of the Indenture dated as of June 1, 1995 (the "Indenture"), between the Company and The Chase Manhattan Bank (formerly Chemical Bank), Trustee. Terms used herein and not defined have the same meaning as in the Company's Prospectus Supplement dated January 22, 1997 (the "Prospectus Supplement") or the Indenture.

            RESOLVED, that a new series of Securities is authorized as follows:

            (1) The title of the series is "Medium-Term Notes Due 9 Months or More from Date of Issue" (the "Notes").

            (2) The aggregate principal amount of the Notes is such amount as results from an aggregate offering price not to exceed $500,000,000.

            (3) The interest rate on any Note will either be fixed or variable, determined by reference to an interest rate formula which may be adjusted by any Spread or Spread Multiplier and subject to any minimum and maximum limitation and which will be the Commercial Paper Rate, the Prime Rate, the CD Rate, the Federal Funds Rate, LIBOR, the Treasury Rate or another interest rate formula, all as determined with respect to any Note by any two of the Chairman, the President, the Chief Financial Officer, the Vice President and General Counsel or the Treasurer of the Company (the "Authorized Officers") and set forth in an Officers' Certificate (as defined in the Indenture) delivered to the Trustee. Such determination so evidenced with respect to any Note is referred to as the "Determination."

            (4) Each interest-bearing Note will bear interest from and including the later of its Interest Accrual Date (which will be its Issue Date unless otherwise specified in the Determination) or the most recent Interest Payment Date with respect to which interest on such Note (or any predecessor
                  Note) has been paid or duly provided for to but excluding the relevant Interest Payment Date, subject to the Determination.

            (5) The Record Date for any Interest Payment Date will be the close of business on the fifteenth calendar day preceding such Interest Payment Date, subject to the Determination.

            (6) Interest will be payable on each Interest Payment Date provided for in the Determination (or on each January 1 and July 1 if not so provided) and at Maturity.

            (7) Interest will be payable generally to the person in whose name a Note (or any predecessor Note) is registered at the close of business on the Record Date next preceding each Interest Payment Date and may be paid by check mailed to the address of the person entitled thereto at such address as shall appear in the Security Register, subject to the Determination.

            (8) Payments of principal and interest will be made at the office of the Paying Agent, The Chase Manhattan Bank in New York, New York, except as provided in clause (7) and in the Determination.

            (9) The Registrar, Transfer Agent and Paying Agent is The Chase Manhattan Bank, unless otherwise provided in the Determination

            (10) No Note will be subject to mandatory or optional redemption by the Company prior to its Stated Maturity, unless otherwise specified in the Determination.

            (11) No Note will be repayable or redeemable by the Company at the option of the Holders thereof prior to its Stated Maturity, unless specified in the Determination.

            (12) The Notes will be issuable only in denominations of U.S. $1,000 and integral multiples thereof, unless otherwise specified in the Determination.

            (13) The Notes will be issuable only as Registered Securities, unless otherwise provided in the Determination.

            (14) No bearer Notes will be issued, unless otherwise so provided.

            (15) All Notes of like tenor and having the same Issue Date will be represented by a single Global Note, unless otherwise so provided.

            (16) The Depository Trust Company will act as depositary (the "Depositary") for the Notes. No Global Note may be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary. A Global
                  Note is exchangeable for Certificated Notes registered in the name of a Holder other than the Depositary only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note, or the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed by the Company within 90 calendar days or (ii) the Company in its sole discretion instructs the Trustee that such Global Note shall be so exchangeable or (iii) an event shall have happened and be continuing which, after notice or lapse of time, or both, would be an Event of Default with respect to the Notes. Notes issued in exchange for a Global Note shall be registered in the name or names of such person or persons as the Company shall instruct the Trustee. The Determination may change any provisions of this clause (16).

            (17) No tax indemnity will be applicable to the Notes, unless otherwise provided in the Determination.

            (18) Payments of principal and interest on the Notes shall be in U.S. dollars, unless otherwise so provided.

            (19) The Determination will provide for any applicable conversion of currencies.

            (20) The terms of the Notes described in the Prospectus Supplement related to the determination of principal or interest by reference to an index, formula or other method shall be the terms of the Notes, unless otherwise provided in the Determination.

            (21) The Notes shall not be issued in electronic or uncertificated form, unless otherwise so provided.

            (22) The whole principal amount of the Notes will be payable upon the acceleration of the Notes, unless otherwise so provided.

            (23) The "Events of Default" applicable to the Notes are those set forth in the Indenture, unless otherwise so provided.

            (24) The defeasance provisions of Article 8 of the Indenture shall be applicable to the Notes, unless otherwise so provided.

            (25) The Fixed Rate Notes shall be substantially in the form of Exhibit A hereto and the Floating Rate Notes shall be substantially in the form of Exhibit B hereto, except as otherwise so provided.

            (26) The Notes shall have such other terms as are set forth in the Determination.

            RESOLVED, that each of the Authorized Officers is authorized to execute and deliver on behalf of the Company the Distribution Agreement dated January 22, 1997, between the Company and Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation and the Calculation Agent Agreement dated as of January 22, 1997, between the Company and The Chase Manhattan Bank, in such forms as the Authorized Officers executing the same may approve, such approval to be conclusively evidenced by such execution thereof.

            RESOLVED, that the proper officers of the Company are authorized and directed to execute or cause to be executed such agreements, documents, certificates, instruments and other writings and to take or do or cause to be taken or done such other actions and things as may be necessary or desirable to establish and maintain the Company's Medium-Term Note program.


                                    ___________________________________
                                    Name:
                                    Title:



                                    ___________________________________
                                    Name:
                                    Title:





                                                      Exhibit A


            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the same of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


                                    CUSIP 90558P2
                                                  ----
No.                                                               $
    ---                                                            ----------


                           UNION CARBIDE CORPORATION
                          Fixed Rate Medium-Term Note

Principal Amount:

            Specified Currency (if other than U.S. dollars):

            Equivalent to U.S. $1,000 minimum denomination:

Issue Date:

Interest Accrual Date (if other than Issue Date):

Stated Maturity:

Interest Payment Dates (if other than January 1 and July 1):

Record Dates (if other than the close of business on 15th calendar day preceding each Interest Payment Date):

Initial Interest Payment Date:

Rate of interest per annum (360-day year of twelve 30-day months basis):

If redeemable at option of Company--

            Initial Redemption Date:

            Initial Redemption Percentage:

            Annual Redemption Percentage Reduction:

If repayable at option of Holder --

            Optional Repayment Dates:

If Original Issue Discount Note --

            Terms:

            Tax Legend:

If Indexed Note --

            Terms:

If Specified Currency other than U.S. dollars --

            Exchange Rate Agent (if other than The Chase Manhattan Bank):

Other terms --

Union Carbide Corporation promises to pay to Cede & Co. or registered assigns the Principal Amount set forth above on the Stated Maturity set forth above, subject to any applicable Terms set forth above under "If Indexed Note --"..



Dated:                                  UNION CARBIDE CORPORATION

                                        by


Authenticated:
                                        ------------------------------
                                        John K. Wulff
THE CHASE MANHATTAN BANK,               Vice President, Chief Financial
                                         Officer and Controller

------------------------------          ------------------------------
Authorized Officer                      John W. Fitzpatrick
                                        Assistant Treasurer


                           UNION CARBIDE CORPORATION
                          Fixed Rate Medium-Term Note


1.    Interest.

      Union Carbide Corporation (the "Company"), a New York corporation, promises to pay interest on the Principal Amount of this Security set forth on the face hereof at the rate per annum, if any, set forth on the face hereof. The Company will pay any such interest on the Interest Payment Dates set forth on the face hereof each year commencing on the Initial Interest Payment Date set forth on the face hereof. Any such interest will accrue from the most recent Interest Payment Date to which any such interest on this Security (or any predecessor Security) has been paid or duly provided for or, if no such interest has been paid or duly provided for, from the Interest Accrual Date set forth on the face hereof until the Principal Amount hereof is paid or duly provided for. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.    Method of Payment.

      The Company will pay interest on this Security to the person who is the registered Holder of this Security at the Record Date, set forth on the face hereof, next preceding each Interest Payment Date, except that any interest payable at Stated Maturity or any earlier redemption or acceleration ("Maturity") shall be payable to the person to whom principal shall be payable. Holders must surrender Securities to the Paying Agent to collect principal payments. Unless the Principal Amount hereof is stated in a Specified Currency other than U.S. dollars (see
      Section 17), the Company will pay principal and any premium and interest in immediately available funds of the United States that at the time of payment are legal tender for payment of public and private debts at the office of the Paying Agent, except that the Company may pay interest by check mailed to a Holder's registered address.

3.    Agents.

      Initially, The Chase Manhattan Bank will act as Registrar, Paying Agent and Transfer Agent. The Company may change any such Agent without notice. The Company or any Affiliate may act in any such capacity. Subject to certain conditions, the Company may change the Trustee.

4.    Indenture.

      The Company is issuing its Medium-Term Notes, including this Security, under an Indenture dated as of June 1, 1995 ("Indenture") between the Company and The Chase Manhattan Bank (formerly Chemical Bank), as Trustee ("Trustee"). The Indenture provides for the issuance of an unlimited amount of the Company's debt securities from time-to-time in series. This Security and all other Medium-Term Notes constitute one such series (the "Securities") unless the terms of any particular Medium-Term Note specify that it is not part of such series. The terms of this Security include those stated in the Indenture, in the Bond Resolution creating the Securities and in the action establishing the terms of this Security and those made part of the Indenture by the Trust Indenture Act of 1939, as amended (15 U.S. Code Section Section 77aaa - 77bbbb). Securityholders are referred to the Indenture, the Bond Resolution, such action and the Act for a statement of such terms.

5.    Redemption at Option of Company.

      This Security will not be redeemable prior to Stated Maturity, pursuant to any mandatory redemption (except to the extent, if any, set forth under "Other Terms" on the face hereof), or at the option of the Company (except to the extent specified on the face hereof under "If redeemable at option of Company --"). To the extent specified on the face hereof, this Security will be subject to redemption at the option of the Company on any date on and after the Initial Redemption Date specified on the face hereof in whole or in part in increments of U.S. $1,000 or equivalent Specified Currency indicated on the face hereof or whole multiples thereof at the applicable Redemption Price (as hereinafter defined), together with any unpaid interest accrued to the date of redemption, on notice given not more than 60 nor less than 20 calendar days prior to the date of redemption and in accordance with the provisions of the Indenture. "Redemption Price", means an amount equal to the Initial Redemption Percentage specified on the face hereof (as adjusted by the Annual Redemption Percentage Reduction, if applicable, specified on the face hereof) multiplied by the unpaid Principal Amount hereof (or, if the face hereof indicates that this Security is an Original Issue Discount Note, the portion hereof which would then be due upon acceleration) to be redeemed. The Initial Redemption Percentage, if any, applicable to this Security shall decline at each anniversary of the Initial Redemption Date by an amount equal to the applicable Annual Redemption Percentage Reduction, if any, until the Redemption Price is equal to 100% of the unpaid Principal Amount hereof (or, if the face hereof indicates that this Security is an Original Issue Discount Note, the portion thereof that would then be due upon acceleration) to be redeemed.

6.    Repayment at Option of Holder.

      This Security will not be repayable at the option of the Holder (except to the extent, if any, set forth under "If repayable at option of Holder --" on the face hereof). If one or more Optional Repayment Dates are specified on the face hereof, this Security will be subject to repayment at the option of the Holder hereof on any Optional Repayment Date in whole or in part in increments of U.S. $1,000 or equivalent Specified Currency indicated on the face hereof or whole multiples thereof, at a repayment price equal to 100% of the unpaid Principal Amount (or, if the face hereof indicates that this Security is an Original Issue Discount Note, the portion hereof which would then be due upon acceleration) to be repaid, together with any unpaid interest accrued to the date of repayment. To exercise such repayment right, this Security must be received, together with the form hereon entitled "Option to Elect Repayment" duly completed, by the Trustee not more than 60 nor less than 20 calendar days prior to the date of repayment. Exercise of such repayment option by the Holder will be irrevocable.

7.    Denomination, Transfer, Exchange.

      The Securities are in registered form without coupons in denominations of U.S. $1,000 or the equivalent Specified Currency indicated on the face hereof and whole multiples thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Transfer Agent may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or the Indenture. Notwithstanding the foregoing, this Security may be transferred or exchanged (except as contemplated by the legend on the face hereof) only if DTC notifies the Company that it is unable or unwilling to continue as depositary for this Security or it ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and no seccessor depositary for this Security is appointed by the Company within 90 calendar days or the Company in its sole discretion instructs the Trustee that this Security shall be so transferable and exchangeable or an event shall have happened and be continuing which, after notice or lapse of time, or both, would be an Event of Default.

8.    Persons Deemed Owners.

      The registered Holder of a Security may be treated as its owner for all purposes.

9.    Amendments and Waivers.

      Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the Holders of a majority in principal amount of the Securities of all series affected by the amendment. Subject to certain exception, a default on a series may be waived with the consent of the Holders of a majority in principal amount of the series.

      Without the consent of any Securityholder, the Indenture or the Securities may be amended, among other things, to cure any ambiguity, omission, defect or inconsistency; to provide for assumption of Company obligations to Securityholders; or to make any change that does not materially adversely affect the rights of any Securityholder.

10.   Restrictive Covenants.

      The Securities are unsecured general obligations of the Company. The Indenture does not limit other unsecured debt. It does limit certain mortgages and sale-leaseback transactions if the property mortgaged or leased is a manufacturing facility in the United States (excluding its territories and possessions) that is of material importance to the Company's consolidated business. The limitations are subject to a number of important qualifications and exceptions.

11.   Successors.

      When a successor assumes all the obligations of the Company under the Securities and the Indenture, the Company will be released from those obligations.

12.   Defeasance Prior to Maturity.

      Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and any premium and interest on the Securities to redemption or maturity. U.S. Government Obligations are securities backed by the full faith and credit of the United States of America or certificates representing an ownership interest in such Obligations.

13.   Defaults and Remedies.

      An Event of Default includes: default for 10 days in payment of interest on the Securities, default in payment of principal on the Securities, default by the Company for a specified period after notice to it in the performance of any of its other agreements applicable to the Securities and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare the principal of all the Securities to be due and payable immediately, except that only such portions of the principal of Securities that are Original Issue Discount Notes as are specified in the Terms on the faces thereof may be declared due and payable immediately. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish annual compliance certificates to the Trustee.

14.   Trustee Dealings with Company.

      The Chase Manhattan Bank, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with those persons, as it if were not Trustee.

15.   No Recourse Against Others.

      A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16.   Authentication.

      This Security shall not be valid until authenticated by a manual signature of the Trustee.

17.   Foreign Currency.

      If the Principal Amount set forth on the face hereof is stated in a Specified Currency other than U.S. dollars, the provisions of this Section apply to this Security and supersede any inconsistent provision hereof, and all payments of principal of and any premium and interest on this Security will be made in such Specified Currency (or, if such Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, in such other coin or currency of the political entity which issued such Specified Currency as at the time of such payment is legal tender for the payment of such debts).
      Any such amounts paid by the Company will be converted by the Exchange Rate Agent named on the face hereof to U.S. dollars, unless the Holder hereof elects to receive such payments in such Specified Currency. Such U.S. dollar amount will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers selected by the Exchange Rate Agent and approved by the Company for the purchase by the quoting dealer of such Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of such Specified Currency payable to all Holders of Securities then scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, payments will be made in such Specified Currency. All currency exchange costs will be borne by the Holder hereof by deductions from such payments.

      The Holder hereof may elect to receive any payment or all payments of or on this Security in the Specified Currency indicated on the face hereof by transmitting a written request (by mail, hand delivery or facsimile transmission) for such payment to the Paying Agent on or prior to the Record Date or at least sixteen days prior to Maturity, as the case may be. Such election will remain in effect until revoked by written notice to the Paying Agent received on or prior to the relevant Record Date or at least sixteen days prior to Maturity, as the case may be.

      Principal of, and any premium and interest on, this Security paid in U.S. dollars will be paid in the manner specified in Section 2 hereof. Interest hereon paid in such Specified Currency will be paid by check mailed to the registered address of the Holder entitled thereto. All checks payable in a Specified Currency will be drawn on a bank office located outside the United States. Payments hereof and hereon in such Specified Currency at Maturity will be made in immediately available funds to such account with a bank located in the country of the Specified Currency as shall have been designated at least sixteen days prior to Maturity by the Holder, provided that this Security is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures.

      If a Specified Currency is not available for any payment due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the Holder hereof by making such payment in U.S. dollars on the basis of the Market Exchange Rate on the second Business Day prior to such payment or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate.

      The principal amount of any Security payable in a Specified Currency other than U.S. dollars, for purposes of any consent, waiver, notice or other action by Holders of Securities, shall be the amount thereof in U.S. dollars on the basis of the Market Exchange Rate in effect on the issue date therefor or the closest date prior to such issue date for which the Market Exchange Rate is available.

      "Business Day" means any day that in The City of New York is not a Saturday, Sunday or day on which banking institutions are required to be closed and that in the principal financial center of the country of the Specified Currency (other than European Currency Units ("ECUs")) is not a day on which banking institutions are required to be closed and, if the Specified Currency is ECUs, is generally regarded in the ECU interbank market as a day on which payments in ECUs are made.

      "Market Exchange Rate" for any Specified Currency means the noon buying rate in The City of New York for cable transfers for such Specified Currency as certified for customs purposes by (or if not so certified as otherwise determined by) the Federal Reserve Bank of New York.


                       ---------------------------------

                           Option to Elect Repayment

      The undersigned Holder hereof hereby irrevocably elects to receive repayment as described in Section 6 above on __________ (an Optional Redemption Date) as to U.S. $_______ (or ________ Specified Currency) of the Principal Amount hereof ($1,000 minimum or Specified Currency equivalent set forth on the face hereof and multiples thereof).


                                          -------------------------
                                          Exact name of registered Holder


Signature guaranteed by
"eligible financial institution"
as defined in Rule 17Ad-15
under the Securities Exchange
Act of 1934, if applicable:

--------------------------------


                                          Exhibit B


      Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the same of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


                          CUSIP 90558P2
                                        -----
No.                                                                $
    ----                                                            ----------

                           UNION CARBIDE CORPORATION
                        Floating Rate Medium-Term Note

Principal Amount:

      Specified Currency (if other than U.S. dollars):

      Equivalent to U.S. $1,000 minimum denomination:

Issue Date:

Interest Accrual Date (if other than Issue Date):

Stated Maturity:

Interest Payment Dates (if other than January 1 and July 1):

Record Dates (if other than the close of business on 15th calendar day preceding each Interest Payment Date):

Initial Interest Payment Date:

Interest rate formula:    [  ] Commercial Paper Rate
                          [  ] Prime Rate
                          [  ] CD Rate
                          [  ] Federal Funds Rate
                          [  ] LIBOR
                          [  ] Treasury Rate
                          [  ] Other, specify:

Index Maturity:

Spread: +/-

Spread Multiplier: x

Minimum interest rate limitation: not less than _____%

Maximum interest rate limitation: not less than _____%

Initial Interest Rate: _____%

Interest Reset Dates:

Interest Determination Dates:

Calculation Agent (if other than
      The Chase Manhattan Bank):

Calculation Dates:

If redeemable at option of Company --

      Initial Redemption Date:

      Initial Redemption Percentage:

      Annual Redemption Percentage Reduction:

If repayable at option of Holder --

      Optional Repayment Dates:

If Original Issue Discount Note --

      Terms:

      Tax Legend:

If Indexed Note --

      Terms:

If Specified Currency other than U.S. dollars --

      Exchange Rate Agent (if other than The Chase Manhattan Bank):

Other terms --

Union Carbide Corporation promises to pay to Cede & Co. or registered assigns the Principal Amount set forth above on the Stated Maturity set forth above, subject to any applicable Terms set forth above under "If Indexed Note --".



Dated:                               UNION CARBIDE
                                       CORPORATION

                                     by


Authenticated:
                                     ------------------------------
                                     John K. Wulff
THE CHASE MANHATTAN BANK,            Vice President, Chief Financial
as Trustee                             Officer and Controller

------------------------------       ------------------------------
Authorized Officer                   John W. Fitzpatrick
                                     Assistant Treasurer


                           UNION CARBIDE CORPORATION
                        Floating Rate Medium-Term Note


1.    Interest.

      Union Carbide Corporation (the "Company"), a New York corporation, promises to pay interest on the Principal Amount of this Security set forth on the face hereof in accordance with the following provisions which include certain terms defined at the end of this Section. The face of this Security designates an interest rate formula determined by reference to one or more of the following: (a) the Commercial Paper Rate, in which case this Security is a Commercial Paper Rate Note, (b) the Prime Rate, in which case this Security is a Prime Rate Note, (c) the CD Rate, in which case this Security is a CD Rate Note,
      (d) the Federal Funds Rate, in which case this Security is a Federal Funds Rate Note, (e) LIBOR, in which case this Security is a LIBOR Note, (f) the Treasury Rate, in which case this Security is a Treasury Rate Note or (g) such other interest rate formula as is set forth on the face hereof, in which case this Security shall include such provisions as to interest as so set forth. The rate of interest on this Security in effect on any day will be (i) if such day is an Interest Reset Date specified on the face hereof, the interest rate determined as of the Interest Determination Date specified on the face hereof pertaining to such Interest Reset Date or (ii) if such day is not an Interest Reset Date , the interest rate determined as of the Interest Determination Date pertaining to the immediately preceding Interest Reset Date; provided, however, that the interest rate in effect from the Interest Accrual Date specified on the face hereof (or any predecessor Security hereto) to but excluding the first Interest Reset Date will be the Initial Interest Rate specified on the face hereof.

      The rate of interest on this Security will be reset daily, weekly, monthly, quarterly, semi-annually or annually (each an "Interest Reset Date") as specified under "Interest Reset Dates" on the face hereof. If not otherwise set forth on the face hereof, if this Security so designates that the Interest Reset Date is: daily, the Interest Reset Date will be each Business Day; weekly, the Wednesday of each week (but if this Security is a Treasury Rate Note which resets weekly, except as provided in the following paragraph, the Tuesday of each week); monthly, the third Wednesday of each month; quarterly, the third Wednesday of March, June, September and December; semi-annually, the third Wednesday of the two months of each year specified on the face hereof; and annually, the third Wednesday of one month of each year specified on the face hereof. If any Interest Reset Date would otherwise be a day that is not a Business Day with respect hereto, such Interest Reset Date shall be the next succeeding Business Day with respect hereto, except that if this is a LIBOR Note and the next succeeding Business Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

      The Interest Determination Date pertaining to an Interest Reset Date will be the second Business Day preceding the Interest Reset Date if this Security is a Commercial Paper Rate Note (the "Commercial Paper Rate Interest Determination Date"), a Prime Rate Note (the "Prime Rate Interest Determination Date"), a CD Rate Note (the "CD Rate Interest Determination Date") or a Federal Funds Rate Note (the "Federal Funds Rate Interest Determination Date"). If this Security is a LIBOR Note, the Interest Determination Date pertaining to an Interest Reset Date (the "LIBOR Interest Determination Date") will be the second London Business Day preceding such Interest Reset Date. If this Security is a Treasury Rate Note, the Interest Determination Date pertaining to an Interest Reset Date (the "Treasury Rate Interest Determination Date") will be the day on which Treasury bills are auctioned for the week in which such Interest Reset Date falls, or if no auction is held for such week, the Monday of such week (or if Monday is a legal holiday, the next succeeding Business Day) and the Interest Reset Date will be the Business Day immediately following such Treasury Rate Interest Determination Date. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If an auction for such week is held on Monday or the preceding Friday, such Monday or preceding Friday shall be the Treasury Rate Interest Determination Date for such week, and the Interest Reset Date for such week shall be the Tuesday of such week (or, if such Tuesday is not a Business Day, the next succeeding Business Day). If the auction for such week is held on any day of such week other than Monday, then such day shall be the Treasury Rate Interest Determination Date and the Interest Reset Date for such week shall be the next succeeding Business Day.

      The rate of interest on this Security is subject to one or more of the following to the extent indicated on the face hereof: (a) a maximum numerical interest rate limitation, or ceiling, on the rate of interest which may accrue during any interest period; or (b) a minimum numerical interest rate limitation, or floor, on the rate of interest which may accrue during any interest period; or (c) a Spread which shall be added to (or subtracted from) the rate as otherwise determined; or (d) a Spread Multiplier by which the rate as otherwise determined shall be multiplied.

      Unless otherwise indicated on the face hereof and except as provided below, the Interest Payment Dates will be: if this Security resets daily, weekly or monthly, the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year as indicated on the face hereof; if this Security resets quarterly, the third Wednesday of March, June, September and December of each year; if this Security resets semi-annually, the third Wednesday of the two months of each year specified on the face hereof; and if this Security resets annually, the third Wednesday of the month specified on the face hereof; and, in each case, at Maturity. If, pursuant to the preceding sentence, an Interest Payment Date (other than at Maturity) would otherwise be a day that is not a Business Day, such Interest Payment Date shall be the next succeeding Business Day, except that if this Security is a LIBOR Note and the next succeeding Business Day falls in the next succeeding calendar month, such Interest Payment Date (other than at Maturity) shall be the immediately preceding Business Day. If Maturity falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such Maturity.

      The interest accrued hereon is calculated by multiplying the Principal Amount hereof by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day in such period from and including the Issue Date set forth on the face hereof (or the Interest Accrual Date if it is set forth on the face hereof), or from and including the last date to which interest has been paid or duly provided for, to but excluding the date for which accrued interest is being calculated. The interest factor (expressed as a decimal rounded upwards, if necessary, as described below) for each such day is computed by dividing the interest rate (expressed as a decimal rounded upwards, if necessary, as described below) applicable to such date by 360, or, if this Security is a Treasury Rate Note, by the actual number of days in the year. All percentages resulting from any calculation of accrued interest will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 7.876545% (or .07876545) being rounded to 7.87655% or (.0787655) and 7.876544% (or
      .07876544) being rounded to 7.87654% (or .0787654)), and all amounts used in or resulting from such calculations will be rounded to the nearest cent in the case of U.S. dollars or the nearest unit of any other Specified Currency (with one-half cent or five one- thousandths of a unit being rounded upwards).

      Commercial Paper Rate. "Commercial Paper Rate" means, with respect to any Commercial Paper Rate Interest Determination Date, the Money Market Yield (calculated as described below) of the rate on such date for commercial paper having the Index Maturity specified on the face hereof as published in H.15(519) under the heading "Commercial Paper". In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such Commercial Paper Rate Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield of the rate on such Commercial Paper Rate Interest Determination Date for commercial paper having such Index Maturity as published in Composite Quotations under the heading "Commercial Paper". If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, the Commercial Paper Rate for that Commercial Paper Rate Interest Determination Date shall be the Money Market Yield of the arithmetic mean, as calculated by the Calculation Agent on such Calculation Date, of the offered rates, as of 11:00 A.M., New York City time, on that Commercial Paper Rate Interest Determination Date, of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent and approved by the Company for commercial paper having such Index Maturity placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency; provided, however, that if fewer than three dealers selected as aforesaid are quoting as mentioned in this sentence, the Commercial Paper Rate will be the Commercial Paper Rate in effect on such Commercial Paper Rate Interest Determination Date.

           "Money Market Yield" shall be a yield calculated in accordance with the following formula:

           Money Market Yield =      D x 360   x 100
                                   -----------
                                   360-(D x M)

      where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.


      Prime Rate. "Prime Rate" means, with respect to any Prime Rate Interest Determination Date, the rate set forth in H.15(519) for such date under the heading "Bank Prime Loan". In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such Prime Rate Interest Determination Date, then the Prime Rate will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME 1 Page as such bank's prime rate or base lending rate as in effect for that Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME 1 Page for such Prime Rate Interest Determination Date, then the Prime Rate will be the arithmetic mean, as calculated by the Calculation Agent on such Calculation Date, of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by two major money center banks in The City of New York selected by the Calculation Agent and approved by the Company or if fewer than two such quotations are so provided by such banks, if any, and one or two substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, each having total equity capital of at least $500 million and being subject to supervision or examination by Federal or state authority, selected by the Calculation Agent and approved by the Company to provide such rate or rates; provided, however, that if two banks or trust companies selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

      CD Rate. "CD Rate" means, with respect to any CD Rate Interest Determination Date, the rate on such date for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published in H.15(519) under the heading "CDs a. (Secondary Market)".
      In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such CD Rate Interest Determination Date, then the CD Rate shall be the rate on such CD Rate Interest Determination Date for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published in Composite Quotations under the heading "Certificates of Deposit". If by 3:00 P.M., New York City time, on such Calculation
      Date such rate is not yet published in either H.15(519) or Composite Quotations, the CD Rate for that CD Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the secondary market offered rates as of 10:00
      A.M., New York City time, on that CD Rate Interest Determination Date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent and approved by the Company for negotiable certificates of deposit of major United States money market banks with a remaining maturity closest to the Index Maturity specified on the face hereof in a denomination of $5,000,000, provided, however, that if the dealers selected as aforesaid are not quoting as mentioned in this sentence, the CD Rate will be the CD Rate in effect on such CD Rate Interest Determination Date.

      Federal Funds Rate. "Federal Funds Rate" means, with respect to any Federal Funds Rate Interest Determination Date, the rate on such date for Federal funds as published in H.15(519) under the heading "Federal Funds (Effective)". In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such Federal Funds Rate Interest Determination Date, then the Federal Funds Rate will be the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, the Federal Funds Rate for that Federal Funds Rate Interest Determination Date shall be the arithmetic mean, as calculated by the Calculation Agent on such Calculation Date, of the rates, as of 9:00 A.M., New York City time, on that Federal Funds Rate Interest Determination Date, for the last transaction in overnight Federal funds arranged by three leading brokers of Federal funds transactions in The City of New York selected by the Calculation Agent and approved by the Company; provided, however, that if the brokers selected as aforesaid are not quoting as mentioned in this sentence, the Federal Funds Rate will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

      LIBOR. "LIBOR" will be determined by the Calculation Agent in accordance with the following provisions: On each LIBOR Interest Determination Date, LIBOR will be determined on the basis of the offered rate for deposits in U.S. dollars having the Index Maturity specified on the face hereof, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, which appears on Telerate Page 3750, as of 11:00 A.M., London time, on that LIBOR Interest Determination Date. If such rate does not so appear on Telerate Page 3750, the rate in respect of such LIBOR Interest Determination Date will be determined on the basis of the rates at which deposits in U.S. dollars are offered by two major banks in the London interbank market selected by the Calculation Agent and approved by the Company at approximately 11:00 A.M., London Time, on the LIBOR Interest Determination Date next preceding the relevant Interest Reset Date to prime banks in the London interbank market for a period of such Index Maturity commencing on that Interest Reset Date and in a principal amount equal to an amount not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time. In such case, the Calculation Agent will request the principal London office of each of the aforesaid major banks to provide a quotation of such rate. If at least two such quotations are provided in respect of such LIBOR Interest Determination Date, the rate for that Interest Reset Date will be the arithmetic mean of the quotations, and, if fewer than two quotations are provided as requested in respect of such LIBOR Interest Determination Date, the rate for that Interest Reset Date will be the arithmetic mean of the rates quoted by three major banks in The City of New York, selected by the Calculation Agent and approved by the Company, at approximately 11:00 A.M., New York City time, on that LIBOR Interest Determination Date for loans in U.S. dollars to leading European banks for a period of such Index Maturity commencing on that Interest Reset Date and in a principal amount equal to an amount not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time; provided, however, if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR will be LIBOR in effect on such LIBOR Interest Determination Date.

      Treasury Rate. "Treasury Rate" means, with respect to any Treasury Rate Interest Determination Date, the rate for the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity specified on the face hereof as published in H.15(519) under the heading, "U.S. Government Securities/Treasury bills--Auction Average (Investment)" or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Treasury Rate Interest Determination Date, the auction average rate on such Treasury Rate Interest Determination Date (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for such auction as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having such Index
      Maturity are not published or reported as provided above by 3:00
      P.M., New York City time, on such date, or if no such auction is held on such Treasury Rate Interest Determination Date, then the Treasury Rate shall be the rate as published in H.15(519) under the heading
      "U.S. Government Securities/Treasury bills--Secondary Market". In the event that neither such rate is so published by 3:00 P.M., New
      York City time, on such Calculation Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) calculated using the arithmetic mean of the secondary market bid rates as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent and approved by the Company, for the issue of Treasury bills with a remaining maturity closest to such Index
      Maturity; provided, however, that if the dealers selected as aforesaid are not quoting as mentioned in this sentence, the Treasury Rate will be the Treasury Rate in effect on such Treasury Rate
      Interest Determination Date.

      "Business Day" means (a) with respect to any Security (unless otherwise provided in this definition), any day that in The City of New York is not a Saturday, Sunday or a day on which banking institutions are required to be closed and (b) with respect to LIBOR Notes only, any day described in clause (a) and on which dealings in deposits in U.S. dollars are transacted in London interbank market and (c) with respect to any Security denominated in any currency or currency unit other than U.S. dollars or European Currency Units ("ECUs") only, any day described in clause (a) and that in the principal financial center of the country of the such currency is not a day on which banking institutions are required to be closed and (d) with respect to any Security denominated in ECUs only, any day described in clause (a) and that is generally regarded in the ECU interbank market as a day on which payments in ECU's are made.

      "Calculation Agent" means The Chase Manhattan Bank or any other entity named as such on the face hereof, appointed by the Company to calculate interest rates for this Security.

      "Calculation Date" means the date on which the Calculation Agent is to calculate an interest rate for this Security, which is the applicable date set forth below, unless otherwise specified on the face hereof:

           (a) If this Security is a Commercial Paper Rate Note -- The earlier of (i) the tenth day after the related Commercial Paper Rate Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day; and (ii) the Business Day next preceding the relevant Interest Payment Date or date of Stated Maturity, as the case may be.

           (b) If this Security is a Prime Rate Note --The earlier of (i) the tenth day after the related Prime Rate Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day; and
      (ii) the Business Day next preceding the relevant Interest Payment Date or date of Stated Maturity, as the case may be.

           (c) If this Security is a CD Rate Note -- The earlier of (i) the tenth day after the related CD Rate Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day; and
      (ii) the Business Day next preceding the relevant Interest Payment Date or date of Stated Maturity, as the case may be.

           (d) If this Security is a Federal Funds Rate Note -- The earlier of (i) the tenth day after the related Federal Funds Rate Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day; and (ii) the Business Day next preceding the relevant Interest Payment Date or date of Stated Maturity, as the case may be.

           (e) If this Security is a LIBOR Note -- The LIBOR Interest Determination Date.

           (f) If this Security is a Treasury Rate Note -- The earlier of (i) the tenth day after the related Treasury Rate Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day; and (ii) the Business Day next preceding the relevant Interest Payment Date or date of Stated Maturity, as the case may be.

      "Composite Quotations" means the daily statistical release entitled "Composite 3:30 P.M. Quotations for U.S. Government Securities", or any successor publication, published by the Federal Reserve Bank of New York.

      "Exchange Rate Agent" means the agent appointed by the Company to convert principal and any premium and interest payments in respect of Securities the Principal Amount of which is designated in a Specified Currency other than U.S. dollars into U.S. dollars. Unless otherwise provided on the face hereof, the Exchange Rate Agent will be The Chase Manhattan Bank.

      "H.15(519)" means the weekly statistical release entitled "Statistical Release H.15(519), Selected Interest Rates", or any successor publication, published by the Board of Governors of the Federal Reserve System.

      "Index Maturity" means the period to maturity of the instrument or obligation on which the interest rate formula is based, as set forth on the face hereof.

      "Initial Interest Rate" means the rate, as set forth on the face hereof, at which this Security will bear interest from its Interest Accrual Date (or that of a predecessor Security), as set forth on the face hereof, to but excluding the first Interest Reset Date, as set forth on the face hereof.

      "Interest Determination Date" means the date as of which the interest rate for this Security is to be calculated, to be effective as of the following Interest Reset Date and calculated on the related Calculation Date as set forth herein and on the face hereof.

      "Interest Reset Date" means the date on which this Security will begin to bear interest at the variable interest rate determined as of any Interest Determination Date as set forth herein and on the face hereof.

      "London Business Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

      "Market Exchange Rate" for any Specified Currency means the noon buying rate in The City of New York for cable transfers for such Specified Currency as certified for customs purposes by (or if not so certified as otherwise determined by) the Federal Reserve Bank of New York.

      "Maturity" means the date on which the principal of this Security becomes due and payable, whether at Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

      "Reuters Screen USPRIME 1 Page" means the display designated as page "USPRIME 1" on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME 1 page on that service for the purpose of displaying prime rates or base lending rates of major United Stated banks).

      "Specified Currency" means the currency or currency unit in which this Security is denominated as specified on the face hereof.

      "Spread" means the number of basis points specified on the face hereof, if any, as being applicable to the interest rate for this Security.

      "Spread Multiplier" means the percentage, specified on the face hereof, if any, as being applicable to the interest rate for this Security.

      "Telerate Page 3750" means the display designated as page "3750" on the Dow Jones Telerate Service (or such other page as may replace that page for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

2.    Method of Payment.

      The Company will pay interest on this Security to the person who is the registered Holder of this Security at the Record Date, set forth on the face hereof, next preceding each Interest Payment Date, except that any interest payable at Stated Maturity or any earlier redemption or acceleration ("Maturity") shall be payable to the person to whom principal shall be payable. Holders must surrender Securities to the Paying Agent to collect principal payments. Unless the Principal Amount hereof is stated in a Specified Currency other than U.S. dollars (see
      Section 17), the Company will pay principal and any premium and interest in immediately available funds of the United States that at the time of payment are legal tender for payment of public and private debts at the office of the Paying Agent, except that the Company may pay interest by check mailed to a Holder's registered address.

3.    Agents.

      Initially, The Chase Manhattan Bank will act as Registrar, Paying Agent and Transfer Agent. The Company may change any such Agent without notice. The Company or any Affiliate may act in any such capacity. Subject to certain conditions, the Company may change the Trustee.

4.    Indenture.

      The Company is issuing its Medium-Term Notes, including this Security, under an Indenture dated as of June 1, 1995 ("Indenture") between the Company and The Chase Manhattan Bank (formerly Chemical Bank), as Trustee ("Trustee"). The Indenture provides for the issuance of an unlimited amount of the Company's debt securities from time to time in series. This Security and all other Medium-Term Notes constitute one such series (the "Securities") unless the terms of any particular Medium-Term Note specify that it is not part of such series. The terms of this Security include those stated in the Indenture, in the Bond Resolution creating the Securities and in the action establishing the terms of this Security and those made part of the Indenture by the Trust Indenture Act of 1939, as amended (15 U.S. Code Section Section 77aaa - 77bbbb). Securityholders are referred to the Indenture, the Bond Resolution, such action and the Act for a statement of such terms.

5.    Redemption at Option of Company.

      This Security will not be redeemable prior to Stated Maturity, pursuant to any mandatory redemption (except to the extent, if any, set forth under "Other Terms" on the face hereof), or at the option of the Company (except to the extent specified on the face hereof under "If redeemable at option of Company --"). To the extent specified on the face hereof, this Security will be subject to redemption at the option of the Company on any date on and after the Initial Redemption Date specified on the face hereof in whole or in part in increments of U.S. $1,000 or equivalent Specified Currency indicated on the face hereof or whole multiples thereof at the applicable Redemption Price (as hereinafter defined), together with any unpaid interest accrued to the date of redemption, on notice given not more than 60 nor less than 20 calendar days prior to the date of redemption and in accordance with the provisions of the Indenture. "Redemption Price", means an amount equal to the Initial Redemption Percentage specified on the face hereof (as adjusted by the Annual Redemption Percentage Reduction, if applicable, specified on the face hereof) multiplied by the unpaid Principal Amount hereof (or, if the face hereof indicates that this Security is an Original Issue Discount Note, the portion thereof that would then be due upon acceleration) to be redeemed. The Initial Redemption Percentage, if any, applicable to this Security shall decline at each anniversary of the Initial Redemption Date by an amount equal to the applicable Annual Redemption Percentage Reduction, if any, until the Redemption Price is equal to 100% of the unpaid Principal Amount hereof (or, if the face hereof indicates that this Security is an Original Issue Discount Note, the portion thereof that would then be due upon acceleration) to be redeemed.

6.    Repayment at Option of Holder.

      This Security will not be repayable at the option of the Holder (except to the extent, if any, set forth under "If repayable at option of Holder --" on the face hereof). If one or more Optional Repayment Dates are specified on the face hereof, this Security will be subject to repayment at the option of the Holder hereof on any Optional Repayment Date in whole or in part in increments of U.S. $1,000 or equivalent Specified Currency indicated on the face hereof or whole multiples thereof, at a repayment price equal to 100% of the unpaid Principal Amount (or, if the face hereof indicates that this Security is an Original Issue Discount Note, the portion hereof which would then be due upon acceleration) to be repaid, together with any unpaid interest accrued to the date of repayment. To exercise such repayment right, this Security must be received, together with the form hereon entitled "Option to Elect Repayment" duly completed, by the Trustee not more than 60 nor less than 20 calendar days prior to the date of repayment. Exercise of such repayment option by the Holder will be irrevocable.

7.    Denomination, Transfer, Exchange.

      The Securities are in registered form without coupons in denominations of U.S. $1,000 or the equivalent Specified Currency indicated on the face hereof and whole multiples thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Transfer Agent may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or the Indenture. Notwithstanding the foregoing, this Security may be transferred or exchanged (except as contemplated by the legend on the face hereof) only if DTC notifies the Company that it is unable or unwilling to continue as depositary for this Security or it ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and no successor depositary for this Security is appointed by the Company within 90 calendar days or the Company in its sole discretion instructs the Trustee that this Security shall be so transferable and exchangeable or an event shall have happened and be continuing which, after notice or lapse of time, or both, would be an Event of Default.

8.    Persons Deemed Owners.

      The registered Holder of a Security may be treated as its owner for all purposes.

9.    Amendments and Waivers.

      Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the Holders of a majority in principal amount of the Securities of all series affected by the amendment. Subject to certain exception, a default on a series may be waived with the consent of the Holders of a majority in principal amount of the series.

      Without the consent of any Securityholder, the Indenture or the Securities may be amended, among other things, to cure any ambiguity, omission, defect or inconsistency; to provide for assumption of Company obligations to Securityholders; or to make any change that does not materially adversely affect the rights of any Securityholder.

10.   Restrictive Covenants.

      The Securities are unsecured general obligations of the Company. The Indenture does not limit other unsecured debt. It does limit certain mortgages and sale-leaseback transactions if the property mortgaged or leased is a manufacturing facility in the United States (excluding its territories and possessions) that is of material importance to the Company's consolidated business. The limitations are subject to a number of important qualifications and exceptions.

11.   Successors.

      When a successor assumes all the obligations of the Company under the Securities and the Indenture, the Company will be released from those obligations.

12.   Defeasance Prior to Maturity.

      Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and any premium and interest on the Securities to redemption or maturity. U.S. Government Obligations are securities backed by the full faith and credit of the United States of America or certificates representing an ownership interest in such Obligations.

13.   Defaults and Remedies.

      An Event of Default includes: default for 10 days in payment of interest on the Securities, default in payment of principal on the Securities, default by the Company for a specified period after notice to it in the performance of any of its other agreements applicable to the Securities and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare the principal of all the Securities to be due and payable immediately, except that only such portions of the principal of Securities that are Original Issue Discount Notes as are specified in the Terms on the faces thereof may be declared due and payable immediately. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish annual compliance certificates to the Trustee.

14.   Trustee Dealings with Company.

      The Chase Manhattan Bank, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with those persons, as it if were not Trustee.

15.   No Recourse Against Others.

      A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16.   Authentication.

      This Security shall not be valid until authenticated by a manual signature of the Trustee.

17.   Foreign Currency.

      If the Principal Amount set forth on the face hereof is stated in a Specified Currency other than U.S. dollars, the provisions of this Section apply to this Security and supersede any inconsistent provision hereof, and all payments of principal of and any premium and interest on this Security will be made in such Specified Currency (or, if such Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, in such other coin or currency of the political entity which issued such Specified Currency as at the time of such payment is legal tender for the payment of such debts).
      Any such amounts paid by the Company will be converted by the Exchange Rate Agent named on the face hereof to U.S. dollars, unless the Holder hereof elects to receive such payments in such Specified Currency. Such U.S. dollar amount will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers selected by the Exchange Rate Agent and approved by the Company for the purchase by the quoting dealer of such Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of such Specified Currency payable to all Holders of Securities then scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, payments will be made in such Specified Currency. All currency exchange costs will be borne by the Holder hereof by deductions from such payments.

      The Holder hereof may elect to receive any payment or all payments of or on this Security in the Specified Currency indicated on the face hereof by transmitting a written request (by mail, hand delivery or facsimile transmission) for such payment to the Paying Agent on or prior to the Record Date or at least sixteen days prior to Maturity, as the case may be. Such election will remain in effect until revoked by written notice to the Paying Agent received on or prior to the relevant Record Date or at least sixteen days prior to Maturity, as the case may be.

      Principal of, and any premium and interest on, this Security paid in U.S. dollars will be paid in the manner specified in Section 2 hereof. Interest hereon paid in such Specified Currency will be paid by check mailed to the registered address of the Holder entitled thereto. All checks payable in a Specified Currency will be drawn on a bank office located outside the United States. Payments hereof and hereon in such Specified Currency at Maturity will be made in immediately available funds to such account with a bank located in the country of the Specified Currency as shall have been designated at least sixteen days prior to Maturity by the Holder, provided that this Security is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures.

      If a Specified Currency is not available for any payment due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the Holder hereof by making such payment in U.S. dollars on the basis of the Market Exchange Rate on the second Business Day prior to such payment or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate.

      The principal amount of any Security payable in a Specified Currency other than U.S. dollars, for purposes of any consent, waiver, notice or other action by Holders of Securities, shall be the amount thereof in U.S. dollars on the basis of the Market Exchange Rate in effect on the issue date therefor or the closest date prior to such issue date for which the Market Exchange Rate is available.


                       ---------------------------------

                           Option to Elect Repayment

      The undersigned Holder hereof hereby irrevocably elects to receive repayment as described in Section 6 above on __________ (an Optional Redemption Date) as to U.S. $_______ (or ________ Specified Currency) of the Principal Amount hereof ($1,000 minimum or Specified Currency equivalent set forth on the face hereof and multiples thereof).


                                          -------------------------
                                          Exact name of registered Holder


Signature guaranteed by
"eligible financial institution"
as defined in Rule 17Ad-15
under the Securities Exchange
Act of 1934, if applicable:

------------------------